                                                                  Exhibit d.(6)
                 NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I
                                   SCHEDULE A
                   to Investment Advisory Agreement (Form II)

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

(4)Mid Cap Index Fund               0.35% on the first $500 million;
                                    0.25% on assets over $500 million
                                    (VALIC retains all of this fee)

(4)Stock Index Fund                 0.35% on the first $500 million;
                                    0.25% on assets over $500 million
                                    (VALIC retains all of this fee)

(4)Small Cap Index Fund             0.35% on the first $50 million;
                                    0.25% on assets over $500 million
                                    (VALIC retains all of this fee)

(2)Science & Technology Fund        0.90%
                                    Of this fee, VALIC pays T. Rowe Price
                                    Associates, Inc. a portion and retains the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $500 million          0.90%          0.60%          0.30%
                                    On the excess over $500 million    0.90%          0.55%          0.35%

(1)Growth and Income Fund           0.75% (VALIC retains all of this fee)

(3)Growth Fund                      80%
                                    Of this fee, VALIC pays Wellington
                                    Management Company a portion and retains the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $50 million           0.80%          0.325%         0.475%
                                    On the next $450 million           0.80%          0.250%         0.550%
                                    On the next $1 billion             0.80%          0.200%         0.600%
                                    Over $1.5 billion                  0.80%          0.180%         0.620%

(5)North American - Founders        1.00%
     Large Cap Growth Fund          Of this fee, VALIC pays Founders Asset
                                    Management LLC a portion and retains the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     -------        --------
                                    On the first $50 million           1.00%          0.50%          0.50%
                                    On the next $150 million           1.00%          0.45%          0.55%
                                    On the next $300 million           1.00%          0.425%         0.57%
                                    On the next $350 million           1.00%          0.40%          0.60%
                                    Over $850 million                  1.00%          0.35%          0.65%

(5)North American - American        0.77%
     Century Income & Growth        Of this fee, VALIC pays American Century
     Fund                           Investment Management, Inc. a portion and
                                    retains the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $150 million          0.77%          0.45%          0.32%
                                    On the next $150 million           0.77%          0.40%          0.37%
                                    Over $300 million                  0.77%          0.35%          0.42%

(5)North American - Putnam          0.95%
     Opportunities Fund             Of this fee, VALIC pays Putnam Investment
                                    Management, Inc. a portion and retains
                                    the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $150 million          0.95%          0.55%          0.40%
                                    On the next $150 million           0.95%          0.50%          0.45%
                                    Over $300 million                  0.95%          0.40%          0.55%

(5)North American - Founders/       0.90%
     T. Rowe Price                  Of this fee, VALIC pays Founders Asset
     Small Cap Fund                 Management, LLC a portion and retains the
                                    remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $350 million          0.90%          0.50%          0.40%
                                    Over $350 million                  0.90%          0.40%          0.50%

(5)North American - Founders/       0.90%
     T. Rowe Price                  Of this fee, VALIC pays T. Rowe Price
     Small Cap Fund                 Associates, Inc. a portion and retains the
                                    remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      -----
                                    On the first $500 million          0.90%          0.60%          0.30%
                                    Over $500 million                  0.90%          0.55%          0.35%

(5)North American - American        1.00%
     Century International Growth   Of this fee, VALIC pays American Century
     Fund                           Investment Management, Inc. a portion and
                                    retains the remainder as follows:

                                                                                      Sub-Adviser    Retained
                                                                       Annual Fee     Fee            by VALIC
                                                                       ----------     ---------      --------
                                    On the first $250 million          1.00%          0.65%          0.35%
                                    On the next $250 million           1.00%          0.55%          0.45%
                                    Over $500 million                  1.00%          0.50           0.50%

(5)North American - AG              0.40%
     Nasdaq-100 Index Fund          Of this fee VALIC pays American General
                                    Investment Management, L.P. 0.15% annually.

--------------------

(1)This fee was shared with Value Line, Inc. prior to their termination as Sub-Adviser effective February 20, 1999.
(2)The fee paid by VALIC to T. Rowe Price was amended effective February 2, 1998.
(3)Effective September 1, 1999, Wellington Management Company was appointed as Sub-Adviser to the Growth Fund.
(4)This fee was shared with Bankers Trust Company prior to their termination as Sub-Adviser effective October 1, 1999.
(5)This fee is effective October 1, 2000.